Exhibit 10.3

MOBILE APPLICATION

DEVELOPMENT PROPOSAL

PHASE II

Date: June 15, 2017

Client: A La Carte Charts, LLC.

CONFIDENTIAL

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About VURIA: VURIA has provided modern eBusiness solutions to businesses in nearly every sector for just over 15 years. We are experts at assessing and implementing sophisticated custom eBusiness strategies from concept through to completed systems, As a highly capable creative agency and development house, we have excelled in offering affordable and effective strategies to national, regional and local brands. VURIA provides complete and comprehensive eBusiness solutions including custom website design, eCommerce platforms, mobile application development, search engine optimization, search engine marketing, client management systems, CRM’s, lead generation, drip marketing strategy and copy, and video production for television or web. Additionally, as a full service marketing partner we provide services for trade show exhibits, vehicle wraps and creation of all types of print marketing collateral.

Project Outline: A La Carte Charts is looking to expand its functionality and usability for the already established and growing number of users currently using the application. Vuria will be adding the social media element currently lacking in the app; including profile pages, personal feeds based on follows, and more. As part of this application addition, A La Carte Charts is looking to offer a unique mobile application to its visitors, conveying a "leading-edge" approach to enhancing the experience for users reviewing charts already provided on the app.

This proposal outlines the details for the addition of features to the existing A La Carte Charts app, creating a professionally developed application that will help to offer its users the best experience possible.

Confidentiality: The terms and conditions described in this document including the document itself shall be confidential information and shall not be disclosed to any third party.

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PROJECT DETAILS

1)	Mobile Application Development: Vuria will be integrating changes for both iPhone and Android mobile device platforms only (no native tablet app). Integrating new features in an application involves the following process;

a)	Architecture: Integration of Application architecture as depicted below:

b)	Graphic Design: Mobile application design and graphical interface creation; pages will be designed to mirror the existing screens on the A La Carte Charts application.

c)	Programming: Complete programming and coding of two (2) mobile platform (Android, and iPhone) integrations;

App Functionality: The following is a list of features being integrated into the existing A La Carte Charts mobile application.

1.	App Updates: Creation of social media elements similar to Twitter as noted below.

a.	Creation of user profile page similar to Twitter with content feed, profile avatar/picture, and brief bio (160 characters or less) Based on design, this page may be integrated with existing dashboard currently available on A La Carte Charts application.

b.	Allow users to post their own content. Content can be in the form of text, images, and/or links to outside URL's.

c.	Allow users to share/re-post other users content within their own feed on the A La Carte app

d.	Add functionality giving users the ability to follow other users feeds on app.

e.	Add functionality giving users ability to see followers

f.	Add functionality to share charts on social media platforms (Facebook, Twitter, LinkedIn). If shared content is clicked on from other social channel and user is not registered and logged in on A La Carte, it will display a snapshot of the chart only on a web page. To access full data, user will have to download the app and register.

g.	Add functionality of uploading avatar or profile picture.

h.	Add functionality giving users ability to like posts.

i.	Add push notification functionality.

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2.	Database Updates:

a.	Creation of followers page for users (Creating table to match users to others they are following).

b.	Implementation of user avatar management functionality (uploads, resize, store on S3, etc.)

c.	Functionality allowing users to management notification preferences.

d.	Parse out symbol tags in posts ($AAPL, $NOC) . When users post info with tags users will be directed to specific stock symbol page.

e.	Parse out hash tags in posts (IE: #stagflation).

f.	"Unfurling" of any arbitrary URL to display external content inline.

g.	Create and implement sharable charts.

h.	Add API to retrieve real-time quotes. (Real-time charts not included)

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PROJECT FEES

Custom Mobile Application Development:

Vuria to integrate add-ons noted above to A La Carte Charts mobile applications in Android and in iOS as described herein. Certain changes will require access to A La Carte Charts website.

Price: $80,000.00 Terms: 1/2 down, balance upon completion. _____________ Client Initials

Vuria, LLC. and A La Carte Charts, LLC. (Client) agree that this project will be delivered within 100 days of signed contract date and deposit being received. Vuria and Client agree that for each calendar day the work or any portion of the project remain uncompleted after the expiration of the time limit set in this proposal, Vuria shall be liable to Client for a disincentive in the amount of $150 for such calendar day(s), Any amount will be deducted from the balance upon completion of the project.

Website Development:

Vuria to integrate Phase II add-ons noted above as well as all existing A La Carte Charts functionality currently in the iOS and Android versions of the app as it is today, into a responsive designed web based platform viewable on alacartecharts.com. Includes Design and development.

Price: $75,000.00 Terms: 1/2 down, balance upon completion. _____________ Client Initials

*Should client agree to do both projects simultaneously, overall project cost will he discounted.

Price: *$150,000.00 Terms: 50% deposit, 50% at completion_____________ (Client Initials)

Accepted and Agreed to by:

	6-23-17		6/23/17
Vuria, LLC	Date	A La Carte Charts, LLC	Date

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NOTES:

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